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              PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS


         1.   IDENTIFICATION OF PARTIES.
              -------------------------

         THIS PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS (this "Agreement") is entered into as of December 4, 1997, by and between BRANDYWINE REALTY TRUST, a Maryland real estate investment trust
("Purchaser"), and TCW REALTY FUND IV PENNSYLVANIA TRUST, a Pennsylvania business trust ("Seller").

         2.   DESCRIPTION OF THE PROPERTY.
              ---------------------------

         Seller agrees to sell, assign and convey to Purchaser, and Purchaser agrees to purchase from Seller, all of Seller's right, title and interest in and to the following:

         (a) That certain real property located at 111-121 Presidential Boulevard, Lower Merion Township, County of Montgomery, Commonwealth of Pennsylvania, more particularly described on Exhibit A attached hereto and incorporated herein by this reference (the "Land"), together with any improvements located thereon (the "Improvements");

         (b) All of Seller's interest as lessor in all leases covering the Land and Improvements (said leases, together with any and all amendments, modifications or supplements thereto, are hereinafter referred to collectively as the "Leases" and are identified on the Schedule of Leases attached hereto as Exhibit B);

         (c) All rights, privileges, easements and appurtenances to the Land and the Improvements, if any, including, without limitation, all of Seller's right, title and interest, if any, in and to all mineral and water rights and all easements, rights-of-way and other appurtenances used or connected with the beneficial use or enjoyment of the Land and the Improvements (the Land, the Improvements and all such easements and appurtenances (including, without limitation, Seller's interest as lessor under the Leases) are sometimes collectively hereinafter referred to as the "Real Property");

         (d) All personal property and fixtures (if any) owned by Seller and located on the Real Property (the "Personal Property"); and

         (e) All non-exclusive trademarks and trade names (if any) used or useful in connection with the Real Property, but only to the extent that the same are not trademarks or trade names of Seller or any of Seller's affiliated companies (collectively, the "Trade Names"), together with Seller's interest (if any) in and to any service contracts, guarantees, licenses, approvals, certificates, permits and warranties relating to the

                                         -1-

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    Property, to the extent assignable (collectively, the "Intangible
    Property"). (The Real Property, the Personal Property, the Trade Names and the Intangible Property are sometimes collectively hereinafter referred to as the "Property").

         3.   THE PURCHASE PRICE.
              ------------------

              The purchase price for the Property is Twenty-Six Million Seven Hundred Fifty Thousand and no/100s Dollars ($26,750,00.00) (the "Purchase Price") and shall be paid to Seller by Purchaser at the Closing (as that term is defined in Section 14 below) as follows:

         (a) Within one (1) business day after execution of this Agreement by all parties, Purchaser shall deposit in escrow with Commonwealth Land Title Insurance Company ("Escrow Company") an initial earnest money deposit in immediately available funds in the amount of Five Hundred Thousand and no/100s Dollars ($500,000.00) (the "Initial Deposit").

         (b) On the same day as the expiration of the Due Diligence Period (as defined in Section 5(a) below), Purchaser shall deposit in escrow with Escrow Company an additional earnest money deposit in immediately available funds in the amount of Five Hundred Thousand and no/100s Dollars ($500,000.00) (the "Additional Deposit"). The Initial Deposit and the Additional Deposit are sometimes hereinafter collectively referred to as the "Deposit." The Deposit paid by Purchaser pursuant to the terms hereof shall be held by Escrow Company in an interest bearing account insured by the federal government in an institution as directed by Purchaser and reasonably acceptable to Seller. If the purchase and sale of the Property is consummated as contemplated hereunder, the Deposit plus all interest accrued thereon shall be paid to Seller and credited against the Purchase Price. If the purchase and sale of the Property is not consummated because of the failure of any Purchaser's Condition Precedent (as defined in Section 9 below) or any other reason except for a default under this Agreement on the part of Purchaser, the Deposit plus all interest accrued thereon shall be immediately refunded to Purchaser. If the purchase and sale of the Property is not consummated because of a default under this Agreement on the part of Purchaser, the Deposit plus all interest accrued thereon shall be paid to and retained by Seller pursuant to Section 17(b) below.

         (b) The balance of the Purchase Price over and above the amounts paid by or credited to Purchaser pursuant to Sections 3(a) and (b) above shall be paid to Seller by wire transfer of immediately available funds at the Closing, plus or minus all prorations as provided herein.

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         4.   TITLE.
              -----

         (a) Seller ordered from Commonwealth Land Title Insurance Company ("Title Company") a title commitment pertaining to the Real Property (the "Commitment"), together with copies of all documents relating to the title exceptions referred to in such Commitment. The Commitment, together with copies of all documents relating to the title exceptions referred to in such Commitment, has been delivered to Purchaser.

         (b) In the event that Purchaser elects to do so, Purchaser may obtain an updated survey of the Real Property (the "Survey") prior to the Closing. A copy of such Survey shall be promptly delivered to Seller and Title Company. The Survey shall be sufficient to enable Title Company to update the Commitment to: (i) delete the standard survey exception, (ii) add any new title exceptions which are revealed by said Survey and an inspection of the Real Property, and (iii) enable Title Company at the Closing to issue an owner's policy of title insurance (with mechanic's lien coverage), and shall be certified to Seller, Purchaser and Title Company. The Survey shall be at Purchaser's sole cost and expense.

         (c) As soon as possible after the execution of this Agreement, Purchaser shall confer with the Title Company and attempt to resolve title matters which Purchaser might otherwise disapprove. No later than three
    (3) days prior to the expiration of the Due Diligence Period, Purchaser shall notify Seller ("Purchaser's Disapproval Notice") in writing of any title exceptions identified in the Commitment which Purchaser reasonably disapproves. Any exception not disapproved in writing no later than three
    (3) days prior to the expiration of the Due Diligence Period shall be deemed approved by Purchaser, and shall constitute a "Permitted Exception" hereunder. Purchaser and Seller agree that (i) all non-delinquent property taxes and assessments, (ii) the rights of the tenants under the Leases,
    (iii) all conditions, covenants, restrictions and easements of record which do not unreasonably interfere with the current use of the Property, and
    (iv) all matters created by or on behalf of Purchaser, including, without limitation, any documents or instruments to be recorded as part of any financing for the acquisition of the Property by Purchaser, shall constitute "Permitted Exceptions." Within four (4) days after receipt of Purchaser's Disapproval Notice, Seller shall notify Purchaser in writing of any disapproved title exceptions which Seller is unable or unwilling to cause to be removed or insured against prior to or at Closing and, with respect to such exceptions, Purchaser then shall elect, by giving written notice to Seller and Escrow Company within two (2) business days thereafter, (x) to terminate this Agreement, or (y) to waive its disapproval of such exceptions, in which case such exceptions shall then be deemed to be Permitted Exceptions. Purchaser's failure to give such notice shall be deemed an election to waive the disapproval of any such exception. If Purchaser elects to terminate this Agreement in accordance with clause
    (x) above, the Deposit, plus all interest accrued thereon, shall be immediately refunded to Purchaser; provided, however, that Purchaser and Seller each

                                         -3-

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    shall be responsible for one-half of any title or escrow cancellation fees
    ("Cancellation Fees").

         5.   DUE DILIGENCE INSPECTIONS.
              -------------------------

         (a) As used in this Agreement, the term "Due Diligence Period" shall mean the period from the date hereof until 5:00 p.m. Los Angeles time on December 4, 1997. During the Due Diligence Period, and with reasonable advance notice to Seller, Purchaser, its agents and representatives shall be entitled to enter onto the Real Property during reasonable business hours (subject to the rights of tenants in possession) to review the tenant files, perform inspections and tests of the Property and the structural and mechanical systems within any Improvements; provided, however, that in no event shall (i) such inspections or tests disrupt or disturb the on-going operation of the Property or the rights of the tenants at the Property, or
    (ii) Purchaser or its agents or representatives drill or bore on or through the surface of the Property without Seller's prior written consent, which consent may be given or withheld in Seller's sole and absolute discretion. After making such tests and inspections, Purchaser agrees to promptly restore the Property to its condition prior to such tests and inspections (which obligation shall survive the Closing or any termination of this Agreement). Prior to Purchaser entering the Property to conduct the inspections and tests described above, Purchaser shall obtain and maintain, and shall cause each of its contractors and agents to maintain (and shall deliver to Seller evidence thereof), at Purchaser's sole cost and expense, general liability insurance, from an insurer reasonably acceptable to Seller, in the amount of One Million Dollars ($1,000,000) combined single limit for personal injury and property damage per occurrence, such policies to name Seller as an additional insured party, which insurance shall provide coverage against any claim for personal liability or property damage caused by Purchaser or its agents, employees or contractors in connection with such inspections and tests. Purchaser agrees to promptly deliver to Seller copies of all reports, studies and results of tests and investigations obtained or conducted by Purchaser with respect to the Property.

         (b) Purchaser agrees to keep the Property free from all liens and to indemnify, defend, and hold harmless Seller, and Seller's officers, directors, shareholders, beneficiaries, members, partners, agents, employees and attorneys, and their respective successors and assigns, from and against all claims, actions, losses, liabilities, damages, costs and expenses (including, but not limited to, attorneys' fees and costs) incurred, suffered by, or claimed against Seller by reason of any damage to the Property or injury to persons caused by Purchaser and/or its agents, employees or contractors in exercising its rights under this Section 5. This indemnity shall survive the Closing or any termination of this Agreement.

         (c) Seller shall deliver within three (3) days after execution of this Agreement (or has previously delivered) to Purchaser copies of the documents listed in Exhibit C relating to the Property (to the extent the same are in Seller's possession or control),

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    subject to the confidentiality provisions of this Agreement, and the terms of an Acknowledgment and Disclaimer in the form attached hereto as Annex 1, which Purchaser shall execute and deliver to Seller together with Purchaser's executed copy of this Agreement. Purchaser acknowledges and agrees that the foregoing deliveries will be made by Seller to accommodate and facilitate Purchaser's investigations relating to the Property, and that, except as expressly set forth herein, Seller makes no representations or warranties of any kind regarding the accuracy or thoroughness of the information contained in the materials delivered to Purchaser.

         (d) During the Due Diligence Period and with reasonable advance notice to Seller, Purchaser, its agents and representatives shall be entitled to inspect, during Seller's regular business hours, any other material documents relating to the Property (if any) in Seller's possession (provided, however, that, except as expressly set forth herein, Seller makes no representations or warranties of any kind regarding the accuracy or thoroughness of the information contained in such documents), excluding, however, Seller's internal appraisals and economic evaluations of the Property and reports regarding the Property prepared by Seller, Trust Company of the West, Westmark Realty Advisors L.L.C. and/or TCW Realty Advisors solely for internal use or for the information of the investors in Seller.

         (e) Purchaser may at any time during the Due Diligence Period terminate this Agreement in its sole and absolute discretion, by sending to Seller and Escrow Company written notice indicating Purchaser's election to so terminate the Agreement. If Purchaser terminates this Agreement during the Due Diligence Period, the Deposit, plus all interest accrued thereon, shall be immediately refunded to Purchaser; provided, however, that Purchaser and Seller each shall be responsible for one-half of any Cancellation Fees. Purchaser's failure to terminate this Agreement prior to the expiration of the Due Diligence Period in accordance with the provisions of this Section 5 shall be deemed approval of the Property and the matters covered by Purchaser's investigations and inspections thereof and the only remaining contingencies to Purchaser's obligation to consummate the transaction contemplated herein shall be Purchaser's Conditions Precedent as set forth in Section 9(a) below.

         6.   REPRESENTATIONS AND WARRANTIES OF SELLER.
              ----------------------------------------

         Seller represents and warrants to Purchaser that the following matters are true and correct as of the execution of this Agreement and will also be true and correct as of the Closing:

         (a) Seller is a business trust, duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania.

         (b) This Agreement is, and all the documents executed by Seller which are to be delivered to Purchaser at the Closing will be, duly authorized, executed, and delivered

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    by Seller, and is and will be legal, valid, and binding obligations of
    Seller enforceable against Seller in accordance with their respective terms (except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, moratorium and other principles relating to or limiting the right of contracting parties generally), and does not and will not violate any provisions of any agreement to which Seller is a party or to which it is subject.

         (c) Except as set forth in the materials delivered to Purchaser pursuant to Section 5 above or as otherwise disclosed in writing by Seller to Purchaser prior to the end of the Due Diligence Period, to Seller's actual knowledge, there are no pending legal proceedings or administrative actions of any kind or character adversely affecting the Property or Seller's interest therein.

         (d) Except as set forth in the materials delivered to Purchaser pursuant to Section 5 above, or as otherwise disclosed in writing by Seller to Purchaser prior to the end of the Due Diligence Period, Seller has received no written notice from any city, county, state or other government authority of any violation of any statute, ordinance, regulation, or administrative or judicial order or holding, whether or not appearing in public records, with respect to the Property, which violation has not been corrected.

         (e) Except as set forth in the materials delivered to Purchaser pursuant to Section 5 above, or as otherwise disclosed in writing by Seller to Purchaser prior to the end of the Due Diligence Period, Seller has received no written notice from any city, county, state or other government authority (i) of any order or directive requiring any work of repair, maintenance or improvement be performed on the Property, or (ii) relating to defects in the Improvements or relating to noncompliance with any applicable building code or restriction that has not been corrected, or relating to any threat of impending condemnation.

         (f) Except as set forth in the materials delivered to Purchaser pursuant to Section 5 above, or as otherwise disclosed in writing by Seller to Purchaser prior to the end of the Due Diligence Period, Seller has received no written notice that (i) the Property is in violation of any federal, state and local laws, ordinances and regulations applicable to the Property with respect to hazardous or toxic substances or industrial hygiene (collectively, "Environmental Laws"), which violation has not been corrected, or (ii) past or current tenants of all or any portion of the Property have owned, used, generated, manufactured, stored, handled, released or disposed of any hazardous or toxic substances on the Property in violation of applicable Environmental Laws. Notwithstanding the foregoing representations and warranties, the acts, if any, of Seller's past or current tenants shall not be imputed to Seller.

         (g) To Seller's actual knowledge, and except as set forth in the tenant estoppel certificates delivered to Purchaser pursuant to Section 9(a) below or as otherwise

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    specifically disclosed in writing to Purchaser prior to the end of the Due
    Diligence Period, (i) the Leases are in full force and effect and have not been modified, and (ii) there is no current default in the performance of the obligations of any party under the Leases. Except as disclosed in the Commitment, there are no outstanding assignments by Seller of Seller's interest in the Leases. To Seller's actual knowledge, there are no other leases, service contracts, maintenance agreements or other agreements with respect to the Property other than those delivered to Purchaser pursuant to
    Section 5 hereof.

         (h) Exhibit K attached hereto is a complete list of all existing service, equipment, supply, maintenance and management contracts (including the current property management agreement and exclusive brokerage or leasing agreements, which agreements shall be terminated as of the Closing) with respect to or affecting the Property. Unless otherwise directed by Purchaser in writing prior to the expiration of the Due Diligence Period all such other contracts shall not be terminated by the Seller as of the Closing.

         (i) There is no condemnation or eminent domain proceeding pending with regard to any part of the Property. Seller has received no written notice from any city, county, state or other government authority relating to any threat of impending condemnation.

         (j) To Seller's actual knowledge, all documentary information required to be delivered by Seller to Purchaser under this Agreement shall be true and complete copies of the documents required to be delivered.

         (k) There are no employees of Selling working at the Property. Trammel Crow manages the Property pursuant to an agreement with the Seller which shall be terminated as of the Closing.

         (l) Seller has not granted any person a right of first refusal, right of first offer, option to purchase or other purchase right with respect to any of the Property.

         (m) Except as set forth in Exhibit L attached hereto or as otherwise disclosed in writing by Seller to Purchaser prior to the end of the Due Diligence Period, to Seller's actual knowledge, there are no leasing commissions, fees or other compensation payable to any broker, leasing agent or other similar third party with respect to any of the Leases (other than those that may become due and payable upon the exercise of any option, extension or renewal of any of the tenants under the Leases, which commissions, fees or other compensation, to the extent of Seller's actual knowledge thereof, are also disclosed on Exhibit L). Except as set forth in Exhibit L attached hereto or as otherwise disclosed in writing by Seller to Purchaser prior to the end of the Due Diligence Period, to Seller's actual knowledge, there are no outstanding tenant improvement costs or allowances which the landlord is responsible for with respect to any of the Leases.

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         (n)  To Seller's actual knowledge, the rent roll attached hereto as
    Exhibit M is true, correct and complete in all material respects. The rent roll which Seller shall deliver to Purchaser at the Closing shall, to Seller's actual knowledge, be true, correct and complete in all material respects.

              As used in this Agreement, the phrase "to Seller's actual knowledge" or words of similar import shall mean the actual (and not constructive or imputed) knowledge, without independent investigation or inquiry, of Joseph Markling and Pamela Muller (and Seller represents that Joseph Markling is the individual with primary responsibility for the sale of the Property, and that Pamela Muller is the individual with the primary responsibility for overseeing the management and operation of the Property). The express representations and warranties made in this Agreement shall not merge into any instrument or conveyance delivered at the Closing; provided, however, that any action, suit or proceeding with respect to the truth, accuracy or completeness of such representations and warranties shall be commenced and served, if at all, on or before the date which is six (6) months after the date of the Closing and, if not commenced and served on or before such date, thereafter shall be void and of no force or effect. Seller shall have no liability with respect to any of the foregoing representations and warranties if, prior to the Closing, Purchaser actually discovers or otherwise learns of information (from whatever source, including, without limitation, the tenant estoppel certificates delivered pursuant to Section 9(a) below, as a result of Purchaser's due diligence tests, investigations and inspections of the Property, or disclosure by Seller or Seller's agents and employees) that contradicts any of the foregoing representations and warranties, or renders any of the foregoing representations and warranties untrue or incorrect, and Purchaser nevertheless consummates the transaction contemplated by this Agreement. Purchaser shall be deemed to have actually discovered or otherwise learned information which was (i) disclosed in writing to Purchaser by Seller or Seller's agents and employees, (ii) contained within the tenant estoppel certificates delivered pursuant to Section 9(a) below, (iii) obtained by Purchaser as a result of Purchaser's due diligence tests, investigations and inspections of the Property, and/or (iv) delivered to Purchaser pursuant to Section 5.

         7.   REPRESENTATIONS, WARRANTIES AND COVENANTS OF PURCHASER.
              ------------------------------------------------------
         Purchaser represents and warrants to Seller that the following matters are true and correct as of the execution of this Agreement and will also be true and correct as of the Closing:

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         (a)  Purchaser is a real estate investment trust, duly formed, validly existing and in good standing under the laws of the State of Maryland.

         (b) This Agreement is, and all the documents executed by Purchaser which are to be delivered to Seller at the Closing will be, duly authorized, executed, and delivered by Purchaser, and is and will be legal, valid, and binding obligations of Purchaser enforceable against Purchaser in accordance with their respective terms (except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, moratorium and other principles relating to or limiting the right of contracting parties generally), and does not and will not violate any provisions of any agreement to which Purchaser is a party or to which it is subject.

         (c) That (i) prior to the Closing, Purchaser will have had the opportunity to investigate all physical and economic aspects of the Property and to make all inspections and investigations of the Property which Purchaser deems necessary or desirable to protect its interests in acquiring the Property, including, without limitation, review of the Leases (and the rights of the tenants thereunder), building permits, certificates of occupancy, environmental audits and assessments, toxic reports, surveys, investigation of land use and development rights, development restrictions and conditions that are or may be imposed by governmental agencies, agreements with associations affecting or concerning the Property, the condition of title, soils and geological reports, engineering and structural tests, insurance contracts, contracts for work in progress, marketing studies, cost-to-complete studies, governmental agreements and approvals, architectural plans and site plans, and (ii) except as otherwise expressly set forth in this Agreement, neither Seller, nor anyone acting for or on behalf of Seller, has made any representation, warranty, promise or statement, express or implied, to Purchaser, or to anyone acting for or on behalf of Purchaser, concerning the Property or the condition, use or development thereof. Purchaser further represents and warrants that, in entering into this Agreement, Purchaser has not relied on any representation, warranty, promise or statement, express or implied, of Seller, or anyone acting for or on behalf of Seller, other than as expressly set forth in this Agreement, and that all matters concerning the Property have been or shall be independently verified by Purchaser prior to the Closing, and that Purchaser shall purchase the Property on Purchaser's own prior investigation and examination of the Property (or Purchaser's election not to do so); AND THAT, AS A MATERIAL INDUCEMENT TO THE EXECUTION AND DELIVERY OF THIS AGREEMENT BY

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    SELLER, PURCHASER IS PURCHASING THE PROPERTY IN AN "AS IS" PHYSICAL
    CONDITION AND IN AN "AS IS" STATE OF REPAIR, WITH ALL FAULTS. Except as may be set forth in this Agreement, Purchaser waives, and Seller disclaims, all warranties of any type or kind whatsoever with respect to the Property, whether express or implied, including, by way of description but not limitation, those of fitness for a particular purpose and use. Notwithstanding anything to the contrary herein, Purchaser and Seller acknowledge that any written disclosures made by Seller prior to the Closing shall constitute notice to Purchaser of the matter disclosed, and Seller shall have no further liability thereafter if Purchaser thereafter consummates the transaction contemplated hereby.

         (d) Neither Purchaser nor Brandywine Operating Partnership, L.P. ("BOP"), is an employee benefit plan (a "Plan") subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), nor a person or entity acting, directly or indirectly, on behalf of any Plan or using the assets of any Plan to acquire the Property, Purchaser and BOP are not a "party in interest" (as that term is defined in Section 3(14) of ERISA) with respect to any Plan that is an investor in Seller (as identified in Exhibit D attached to this Agreement), and Purchaser's or BOP's acquisition of the Property will not constitute or result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

         (e) It is expressly acknowledged by Purchaser that no financing for this transaction shall be provided by Seller.

         8.   CONFIDENTIALITY.
              ---------------

         Except as required by law, Purchaser agrees that it shall keep confidential the information contained in the materials delivered or provided for inspection by Seller pursuant to Section 5 above and shall not disclose such information to any third parties, except that Purchaser shall have the right to provide such information to its lenders, consultants, attorneys and prospective investors in connection with Purchaser's acquisition of the Property (provided that Purchaser shall instruct the aforesaid parties to maintain the confidentiality of such information). If the transaction contemplated by this Agreement is not consummated for any reason, Purchaser promptly shall return to Seller, and instruct its representatives, consultants, attorneys, and prospective investors to return to Seller, all copies and originals of information and materials previously provided for inspection by Seller to Purchaser. The provisions of this Section 8 shall survive any termination of this Agreement. This Section 8 shall cease to apply to

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Purchaser upon the Closing of the purchase and sale contemplated by this
Agreement.

         9.   CONDITIONS PRECEDENT TO CLOSING.
              -------------------------------

         (a) The following shall be conditions precedent to Purchaser's obligation to consummate the purchase and sale transaction contemplated herein (the "Purchaser's Conditions Precedent"):

              (i) Purchaser shall not have terminated this Agreement in accordance with Section 4, Section 5, Section 16(a) or Section 16(b) of this Agreement within the time periods described in said Sections.

              (ii) Title Company shall stand ready to issue, at the Closing, an owner's policy of title insurance on the standard owner's form issued in the Commonwealth of Pennsylvania (the "Title Policy"), insuring Purchaser's interest in the Real Property, dated the day of the Closing, with liability in the amount of the Purchase Price, subject only to the standard exclusions from coverage and the Permitted Exceptions.

              (iii) Purchaser shall have received and reasonably approved, prior to the Closing, executed estoppel certificates substantially in the form of Exhibit C hereto from tenants occupying at least eighty percent (80%) of the leasable space in the Improvements which is leased as of the date of this Agreement, provided, however, that if the form of estoppel certificate attached hereto as Exhibit C requests information in addition to or different than that required to be given pursuant to a tenant's Lease, this condition will be satisfied for such tenant(s) if such tenant(s) executes an estoppel certificate in the form required pursuant to its Lease. If any of the executed estoppel certificates including, without limitation, those used to satisfy the percentage requirement set forth in the preceding sentence, contains new information which is adverse to Purchaser and which information was not previously disclosed to Purchaser or delivered to Purchaser pursuant to Section 5 above, Purchaser shall have the right to terminate this Agreement and the Deposit, plus all interest accrued thereon, shall be immediately refunded to Purchaser. If Seller is unable to obtain an estoppel certificate from any tenant, then, in lieu thereof, Seller shall provide to Purchaser a certificate pertaining to that tenant covering the same matters that would have been set forth in the tenant's estoppel certificate (and if, after the Closing, Seller delivers to Purchaser a tenant estoppel certificate from a tenant for whom Seller executed a Seller's certification at the Closing, then Seller thereafter shall be released from said certification). Subject to the preceding sentence, Seller's liability in connection with any Seller's certificate shall not merge into any instrument or conveyance delivered at the Closing; provided, however, that any action, suit or proceeding with respect to the truth, accuracy or completeness of such certificate shall be commenced and served, if at all, on or before the date which is six months (6) months after the date of the Closing and, if not commenced and served on or before such date, thereafter shall be void and of no force or effect.

              (iv) There shall be no material breach of any of Seller's representations, warranties or covenants set forth in Section 6 and
         Section 10, as of the Closing.

              (v) Seller shall have delivered to the Escrow Company the items described in Section 11.

    The conditions set forth in this Section 9(a) are solely for the benefit of Purchaser and may be waived only by Purchaser. Purchaser shall, at all times prior to the termination of this Agreement, have the right to waive any of these conditions.

         (b) The following shall be conditions precedent to Seller's obligation to consummate the purchase and sale transaction contemplated herein (the "Seller's Conditions Precedent"):

              (i) Purchaser shall not have terminated this Agreement in accordance with Section 4, Section 5, Section 16(a) or Section 16(b) of this Agreement within the time periods described in said Sections.

              (ii) Purchaser shall have delivered to Escrow Company, prior to the Closing, for disbursement as directed hereunder, all cash or other immediately available funds due from Purchaser in accordance with this Agreement.

              (iii) There shall be no material breach of any of Purchaser's representations, warranties or covenants set forth in Section 5 and
         Section 7, as of the Closing.

              (iv) Purchaser shall have delivered to Escrow Company the items described in Section 12.

              (v) On or before five (5) business days after the execution of this Agreement, Seller shall have obtained final approval of the transaction contemplated by this Agreement from Seller's Investment Committee. If Seller notifies Purchaser in writing that it has not received said approval or if Seller fails to notify Purchaser of said approval, this Agreement shall be null and void and the parties shall have no further obligations or liabilities hereunder except that (i) any money or documents in escrow shall be returned to the party depositing the same and (ii) Seller shall be responsible for any Cancellation Fees and Purchaser's obligation to restore the Property under Section 5(a), Purchaser's indemnification obligations under
         Section 5(b), and Purchaser's confidentiality obligations under
         Section 8 shall survive such termination.

              (vi) Seller shall have received a fully executed letter in the form attached hereto as Exhibit D from the broker(s) identified in
         Section 18 below.

    The conditions set forth in this Section 9(b) are solely for the benefit of Seller and may be waived only by Seller. Seller shall, at all times prior to the termination of this Agreement, have the right to waive any of these conditions.

         10.  COVENANTS OF SELLER.
              -------------------

         Seller covenants with Purchaser, as follows:

         (a) After the date hereof and prior to the Closing, no part of the Property, or any interest therein, will be sold, encumbered or otherwise transferred without Purchaser's consent.

         (b) After the date hereof and prior to the Closing, Seller shall not enter into any new Leases, or amend, modify or extend any existing Leases, in any case without the prior written consent of Purchaser (which consent shall not be unreasonably withheld or delayed). If Purchaser consents to any such new Lease, or to the amendment, modification or extension of any existing Lease, Purchaser shall be solely responsible for the payment of all leasing commissions in connection therewith and any tenant improvement costs or allowance, move-in allowance and any other payment to the tenant thereunder (whether coming due prior to the Closing

    (if the transaction contemplated by this Agreement closes, in which case any such amount shall be payable to Seller at the Closing), or coming due after the Closing). The preceding sentence shall not apply in the event that the transaction contemplated by this Agreement is not consummated. Purchaser and Seller agree to allocation of responsibility for the leasing commissions and the tenant improvement costs or allowances as summarized on Exhibit L; provided, however, the transaction contemplated by this Agreement is consummated.

         (c) Until the Closing, Seller shall keep the Property insured against fire, vandalism and other loss, damage and destruction, provided, however, that Seller's insurance policies shall not be assigned to Purchaser at the Closing, and Purchaser shall be obligated to obtain its own insurance coverage from and after the Closing.

         (d) Until the Closing, Seller shall operate and maintain the Property in the manner being operated and maintained on the date of this Agreement.

         (e) Except as otherwise agreed or provided herein, Seller shall be responsible for the payment of contractors, subcontractors or materialmen retained by Seller to perform work or provide services or materials relating to the period prior to the Closing.

         11.  SELLER'S CLOSING DELIVERIES.
              ---------------------------

         At least one (1) business day prior to the Closing, Seller shall deliver or cause to be delivered to Escrow Company the following:

         (a) A Special Warranty Deed executed by Seller, in the form of Exhibit E attached hereto, conveying the Real Property to Purchaser free and clear of all claims, liens and encumbrances except the Permitted Exceptions and matters arising by or through Purchaser (the "Special Warranty Deed").

         (b) A Bill of Sale executed by Seller, in the form of Exhibit F attached hereto, conveying to the Purchaser title to the Personal Property, if any (the "Bill of Sale").

         (c) An affidavit in the form of Exhibit G attached hereto, certifying that Seller is not a "foreign person" within the meaning of Section 1445(f)(3) of the Code (the "Certificate of Non-Foreign Status").

         (d) A General Assignment executed by Seller, in the form of Exhibit H attached hereto, assigning to Purchaser the approved service contracts and any warranties, guaranties and indemnities relating to the Property, to the extent that such items are assignable (the "General Assignment").

         (e)  An Assignment of Leases executed by Seller, in the form of
    Exhibit I attached hereto, assigning to Purchaser all of Seller's interest under the Leases (the "Assignment of Leases").

         (f) Any other documents, instruments or agreements reasonably necessary to effectuate the transaction contemplated by this Agreement.

         12.  PURCHASER'S CLOSING DELIVERIES.
              ------------------------------

         At least one (1) business day prior to the Closing, Purchaser shall deliver to Escrow Company:

         (a) The balance of the Purchase Price, together with such other sums as Escrow Company shall require to pay Purchaser's share of the Closing costs, prorations, reimbursements and adjustments as set forth in Sections 13 and 15 herein, in immediately available funds.

         (b) An executed counterpart of the General Assignment and the Assignment of Leases, whereby Purchaser shall assume the obligations relating to the matters set forth in such documents.

         (c) Any other documents, instruments or agreements reasonably necessary to effectuate the transaction contemplated by this Agreement.

         13.  PRORATIONS AND ADJUSTMENTS.
              --------------------------

         (a) The following shall be prorated and adjusted between Seller and Purchaser as of the day of the Closing, except as otherwise specified:

              (i) General real estate, personal property and ad valorem taxes and assessments, and any improvement or other bonds encumbering the Property, for the current tax year for the Property.

              (ii) Utility charges, if any, and such other items that are customarily prorated in transactions of this nature shall be ratably prorated.

              (iii) Rent and other charges under the Leases (other than Delinquent Rents (as hereinafter defined)). Rents and other charges under the Leases which are 30 days or more past due as of the Closing ("Delinquent Rents") shall not be prorated, and rents and other amounts received by Purchaser or Seller after the Closing from a tenant owing such Delinquent Rents shall be applied (A) first, to Purchaser's actual out-of-pocket costs of collection incurred with respect to such tenant; (B) second, to rents due from such tenant for the month in which such payment is received by Purchaser; (C) third, to rents attributable to any period after the Closing which are past due on the date of receipt; (D) fourth, to Delinquent Rents as of the Closing (and Purchaser promptly shall remit such amounts to Seller); and (E) finally, to Seller's costs of collection incurred with respect to such tenant prior to the Closing. Purchaser agrees that it shall use commercially reasonable efforts to collect any such Delinquent Rents (provided, however, that Purchaser shall have no obligation to institute legal proceedings, including an action for unlawful detainer, against a tenant owing Delinquent Rents). Seller may pursue a tenant after the Closing for collection of Delinquent Rents but Seller shall not have the right to institute any action for unlawful detainer or eviction or termination of the Lease against such tenant.

              (iv) The amount of all unapplied security deposits under the Leases shall be credited to Purchaser; provided, however, that if any tenant security deposit is in the form of a letter of credit, promissory note or similar instrument, Seller shall use its best efforts to cause such letter of credit, promissory note or other instrument to be assigned and transferred to Purchaser no later than sixty (60) days after the Closing, and there shall be no credit against the Purchase Price at the Closing with respect to any such tenant security deposit.

         (b) For purposes of calculating prorations, Purchaser shall be deemed to be in title to the Property, and, therefore, entitled to the income therefrom and responsible for the expenses thereof for the entire day upon which the Closing occurs. All such prorations shall be made on the basis of the actual number of days of the month which shall have elapsed as of the day of the Closing and based upon the actual number of days in the month and a three hundred sixty-five (365) day year.

         (c) The amount of such prorations shall be initially performed by Seller and Purchaser at Closing but shall be subject to adjustment in cash after the Closing outside of escrow as and when complete and accurate information becomes available, if such information is not available at the Closing. Seller and Purchaser agree to cooperate and use their best efforts to make such adjustments no later than sixty (60) days after the Closing (except with respect to property taxes, which shall be adjusted within sixty (60) days after the tax bills for the applicable period are received). Without limiting the generality of the foregoing, Seller and Purchaser agree that:

              (i) with respect to any year-end reconciliations of reimbursable expenses under the Leases, Seller and Purchaser shall cooperate to complete such reconciliations as soon as possible after the Closing, with Seller responsible for amounts owing to tenants under the Leases, and entitled to amounts payable by tenants under the Leases (as the case may be), with respect to periods prior to the Closing, and with Purchaser responsible for amounts owing to tenants under the Leases, and entitled to amounts payable by tenants under the Leases (as the case may be), with respect to periods from and after the Closing (and, with respect to any such amounts payable to Seller, Purchaser agrees that it shall use commercially reasonable efforts to collect such amounts, provided, however, that Purchaser shall have no obligation to institute legal proceedings, including an action for unlawful detainer, against a tenant owing any such amounts);

              (ii) with respect to any property tax appeals or reassessments filed by Seller for tax years prior to the year in which the Closing occurs, Seller shall be entitled to the full amount of any refund or rebate resulting therefrom (subject to any requirement under the Leases to pay to the tenants thereunder a share of any such refund or rebate, which shall be Seller's sole obligation), and with respect to any property tax appeals or reassessments filed by Seller for the tax year in which the Closing occurs, Seller and Purchaser shall share the amount of any rebate or refund resulting therefrom (after first paying to Seller all costs and expenses incurred by Seller in pursuing such appeal or reassessment) in proportion to their respective periods of ownership of the Property for such tax year (with Seller and Purchaser each obligated for any amount of such refund or rebate required to be paid to the tenants under the Leases for its respective period of ownership of the Property for such tax year); and

              (iii) in no event will there be any proration of insurance premiums under Seller's existing policies of insurance relating to the Property, and Purchaser acknowledges and agrees that none of Seller's insurance policies (or any proceeds payable thereunder, except as expressly provided for in Section 16 below) will be assigned to Purchaser at the Closing, and Purchaser shall be solely obligated to obtain any and all insurance that it deems necessary or desirable.

         (d) Except as set forth in this Section 13, all items of income and expense which accrue for the period prior to the Closing will be for the account of Seller and all items of income and expense which accrue for the period on and after the Closing will be for the account of Purchaser. The provisions of this Section 13 shall survive the Closing.

         14.  CLOSING.

         Notwithstanding anything to the contrary contained in this Agreement, the purchase and sale contemplated herein shall close (the "Closing") on such specific date and time mutually agreed to by the parties, but in no event later than December 5, 1997. As used herein, the term "Closing" means the date and time that Escrow Company (i) delivers Seller's Special Warranty Deed to Purchaser and (ii) Escrow Company commences to wire transfer to Seller the Purchase Price less Seller's share of the closing costs, reimbursements and prorations provided for in this Agreement.

         15.  CLOSING COSTS.
              -------------

         Seller shall pay fifty percent (50%) of any documentary transfer tax due in connection with the consummation of the transaction contemplated herein, the cost of title curative endorsements which Seller elects to obtain pursuant to Section 4 above, and fifty percent (50%) of all other escrow and closing costs. Purchaser shall pay fifty percent (50%) of any documentary transfer tax due in connection with the consummation of the transaction contemplated herein, all costs and expenses incurred in connection with obtaining any financing for the purchase of the Property, including title, escrow, documentation and appraisal costs relating thereto, the premium for the Title Policy, any additional title insurance premium payable in connection with Purchaser obtaining any lender's policy of title insurance, the cost of any title endorsements which are not title curative endorsements which Seller elects to obtain pursuant to Section 4 above, the fee for recording the Special Warranty Deed, and fifty percent (50%) of all other escrow and closing costs. Each party shall bear the expense of its own counsel. Unless otherwise specified herein, if the sale of the Property contemplated hereunder does not occur because of a default on the part of Purchaser, all Cancellation Fees shall be paid by Purchaser; if the sale of the Property does not occur because of a default on the part of Seller, all Cancellation Fees shall be paid by Seller.

         16.  RISK OF LOSS.
              ------------

         (a) If prior to the Closing, the Improvements, or any part thereof, are materially damaged (as set forth in Section 16(d)), Purchaser shall have the right, exercisable by giving written notice to Seller within ten
    (10) days after receiving written notice of such damage or destruction (but in any event prior to the Closing), either (i) to terminate this Agreement, in which case neither party shall have any further rights or obligations hereunder (except as may be expressly provided to the contrary elsewhere in this Agreement), and any money (including, without limitation, the Deposit and all interest accrued thereon) or documents in escrow shall be returned to the party depositing the same and Purchaser and Seller each shall be responsible for one-half of any Cancellation Fees, or (ii) to accept the Property in its then condition and to proceed with the Closing without any abatement or reduction in the Purchase Price and receive an assignment of all of Seller's right to any insurance proceeds payable by reason of such damage or destruction. A failure by Purchaser to notify Seller in writing within such ten (10) day period shall be deemed an election to proceed under clause (ii) above. If Purchaser elects (or is deemed to elect) to proceed under clause (ii) above, Seller shall not compromise, settle or adjust any claims to such proceeds without Purchaser's prior written consent.

         (b) If prior to the Closing, all or any material portion (as set forth in Section 16(d)) of the Property is subject to a taking by public authority, Purchaser shall have the right, exercisable by giving written notice to Seller within ten (10) days after receiving written notice of such taking (but in any event prior to the Closing), either (i) to terminate this Agreement, in which case neither party shall have any further rights or obligations hereunder (except as may be expressly provided to the contrary elsewhere in this Agreement), and any money (including, without limitation, the Deposit and all interest accrued thereon) or documents in escrow shall be returned to the party depositing the same, and Purchaser and Seller each shall be responsible for one-half of any Cancellation Fees, or (ii) to accept the Property in its then condition, without any abatement or reduction in the Purchase Price, and receive an assignment of all of Seller's rights to any condemnation award payable by reason of such taking. A failure by Purchaser to notify Seller in writing within such ten (10) day period shall be deemed an election to proceed under clause (ii) above. If Purchaser elects (or is deemed to elect) to proceed under clause (ii) above, Seller shall not compromise, settle or adjust any claims to such award without Purchaser's prior written consent. As used in this Section 16, "taking" shall mean any transfer of the Property or any portion thereof to a governmental entity or other party with appropriate authority, by exercise of the power of eminent domain.

         (c) If prior to the Closing, any non-material portion of the Property is damaged or subject to a taking, Purchaser shall accept the Property in its then condition (without any abatement or reduction in the Purchase Price) and proceed with the Closing, in which case Purchaser shall be entitled to an assignment of all of Seller's rights to any insurance proceeds or any award in connection with such taking, as the case may be. If any such non-material damage or taking occurs, Seller shall not compromise, settle or adjust any claims to such insurance proceeds or such award, as the case may be, without Purchaser's prior written consent.

         (d) For the purpose of this Section 16, damage to the Property or a taking of a portion thereof shall be deemed to involve a material portion thereof if the reasonably estimated cost of restoration or repair of such damage or the amount of the condemnation award with respect to such taking shall exceed Three Hundred Fifty Thousand and no/100s Dollars ($350,000.00).

         (e) Seller agrees to give Purchaser notice of any taking, damage or destruction of the Property promptly after Seller obtains knowledge thereof.

         17.  DEFAULT.
              -------

         (a) In the event that, prior to the Closing, Purchaser discovers or learns of information (from whatever source, including, without limitation, the tenant estoppel certificate delivered pursuant to Section 10(a) below, as a result of Purchaser's due diligence tests, investigations and inspections of the Property, by disclosure from Seller or Seller's agents and employees or otherwise) that contradicts any of the representations and warranties of Seller contained herein, or renders any of such representations and warranties untrue or incorrect, Purchaser shall have the right, exercisable by giving written notice to Seller within five (5) days after receiving notice of such information (but in any event prior to the Closing), either (i) to terminate this Agreement, in which case neither party shall have any further rights or obligations hereunder (except as may be expressly provided to the contrary elsewhere in this Agreement), and any money (including, without limitation, the Deposit and all interest accrued thereon) or documents in escrow shall be returned to the party depositing the same and Seller shall be responsible for any Cancellation Fees, or
    (ii) to accept the Property notwithstanding such information and nevertheless consummate the transaction contemplated by this Agreement, in which event thereafter Seller shall have no liability with respect to such information and/or any of such representations and warranties contradicted
    or made untrue or incorrect thereby.   In the event, prior to the Closing,
    Seller defaults in any other manner under this Agreement, Purchaser shall have the right, exercisable by giving written notice to Seller within five
    (5) days after the date Purchaser learns of such default (but in any event prior to the Closing), either (i) to terminate this Agreement, in which case neither party shall have any further rights or obligations hereunder (except as may be expressly provided to the contrary elsewhere in this Agreement), and any money (including, without limitation, the Deposit and all interest accrued thereon) or documents in escrow shall be returned to the party depositing the same and Seller shall be responsible for any Cancellation Fees, or (ii) to accept the Property notwithstanding such default by waiving such default and nevertheless consummating the transaction contemplated by this Agreement, in which event thereafter Seller shall have no liability with respect to such default. In the event Seller's default consists of Seller's refusal or failure to convey the Property, Purchaser's sole remedy shall be to elect either (i) to bring an action for specific performance; provided, however, that in any such action, Purchaser shall not be entitled to any monetary damages, or (ii) to terminate this Agreement, in which case neither party shall have any further rights or obligations hereunder (except as may be expressly provided to the contrary elsewhere in this Agreement), and any money (including, without limitation, the Deposit and all interest accrued thereon) or documents in escrow shall be returned to the party depositing the same and Seller shall be responsible for any Cancellation Fees. In the event of any breach or default by Seller, which occurs or which Purchaser first discovers after the Closing, Purchaser shall be limited to recovering its actual damages but not any consequential damages.

         (b) IF PURCHASER FAILS TO CLOSE THE PURCHASE OF THE PROPERTY FOR ANY REASON OTHER THAN SELLER'S DEFAULT OR FAILURE OF A PURCHASER'S CONDITION PRECEDENT, THE DEPOSIT, PLUS ANY INTEREST ACCRUED THEREON, SHALL BE PAID TO AND RETAINED BY SELLER AS

    LIQUIDATED DAMAGES. THE AMOUNT PAID TO AND RETAINED BY SELLER AS LIQUIDATED DAMAGES SHALL BE SELLER'S SOLE REMEDY IF PURCHASER FAILS TO CLOSE THE PURCHASE OF THE PROPERTY. THE PARTIES HERETO EXPRESSLY AGREE AND ACKNOWLEDGE THAT SELLER'S ACTUAL DAMAGES IN THE EVENT OF A DEFAULT BY PURCHASER WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO ASCERTAIN AND THAT THE AMOUNT OF THE DEPOSIT PLUS ANY INTEREST ACCRUED THEREON REPRESENTS THE PARTIES' REASONABLE ESTIMATE OF SUCH DAMAGES. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS SECTION 17(b), SELLER AND PURCHASER AGREE THAT THIS LIQUIDATED DAMAGES PROVISION IS NOT INTENDED AND SHOULD NOT BE DEEMED OR CONSTRUED TO LIMIT IN ANY WAY PURCHASER'S INDEMNITY OBLIGATIONS UNDER SECTIONS 5 AND 18.

    SELLER'S INITIALS:  ____  PURCHASER'S INITIALS:  ____

         (c) Notwithstanding anything to the contrary contained in this Agreement other than Section 20(v), Sellers' maximum liability under this Agreement shall not exceed One Million and no/100s Dollars ($1,000,000.00).

         (d) Any action, suit or proceeding brought by Purchaser against Seller under this Agreement shall be commenced and served, if at all, on or before the date which is six (6) months after the date of the Closing and, if not commenced and served on or before such date, thereafter shall be void and of no force or effect.


         18.  BROKER'S COMMISSION.
              -------------------

         Purchaser and Seller each represents and warrants to the other that no brokerage commission, finder's fee or other compensation is due or payable with respect to the transaction contemplated hereby other than a commission to be paid to CB Commercial Real Estate Group, Inc. pursuant to a separate agreement with Seller, which shall be paid by Seller only upon the Closing of the purchase and sale contemplated hereby. Purchaser shall indemnify, defend, and hold Seller harmless from and against any losses, damages, costs and expenses (including, but not limited to, attorneys' fees and costs) incurred by Seller by reason of any breach or inaccuracy of the Purchaser's representations and warranties contained in this Section 18. Seller shall indemnify, defend, and hold Purchaser harmless from and against any losses, damages, costs and expenses (including, but not limited to, attorneys' fees and costs) incurred by Purchaser by reason of any breach or inaccuracy of Seller's representations and warranties contained in this Section
18.  The provisions of this Section 18 shall survive the Closing.

         19.  ESCROW.
              ------

         (a) Instructions. Within two (2) days after execution of this Agreement, Purchaser and Seller each shall deposit a copy of this Agreement executed by such party (or either of them shall deposit a copy executed by both Purchaser and Seller) with Escrow Company. This Agreement, together with such further instructions, if any, as the parties shall provide to Escrow Company by written agreement, shall constitute the escrow instructions. If any requirements relating to the duties or obligations of Escrow Company hereunder are not acceptable to Escrow Company, or if Escrow Company requires additional instructions, the parties hereto agree to make such deletions, substitutions and additions hereto as counsel for Purchaser and Seller shall mutually approve, which additional instructions shall not substantially alter the terms of this Agreement unless otherwise expressly agreed to by Seller and Purchaser.

         (b) Deposits into Escrow. Seller shall make its deposits into escrow in accordance with Section 11. Purchaser shall make its deposits into escrow in accordance with Section 12. Escrow Company is authorized to close the escrow only if and when: (i) Escrow Company has received all items to be delivered by Seller and Purchaser pursuant to Sections 11 and 12; and (ii) Title Company can and will issue the Title Policy concurrently with the Closing.

         (c) Close of Escrow. Provided that Escrow Company shall not have received written notice in a timely manner from Purchaser or Seller of the failure of any condition to the Closing or of the termination of the escrow, and if and when Purchaser and Seller have deposited into escrow the matters required by this Agreement and Title Company can and will issue the Title Policy concurrently with the Closing, Escrow Company shall:

              (i) Deliver to Purchaser: (1) the Special Warranty Deed; (2) the Bill of Sale; (3) the Certificate of Non-Foreign Status; (4) the General Assignment; and (5) the Assignment of Leases. After the Closing, Escrow Company shall cause the Special Warranty Deed to be recorded in the Official Records of the County of Montgomery, Commonwealth of

    Pennsylvania and immediately upon recording deliver to Purchaser a conformed copy of the Special Warranty Deed

              (ii) Deliver to Seller: the Purchase Price, after satisfying the Closing costs, prorations and adjustments and any broker commission to be paid by Seller pursuant to Sections 13, 15 and 18, respectively.

              (iii) Deliver to Purchaser: any funds deposited by Purchaser, and any interest earned thereon, in excess of the amount required to be paid by Purchaser hereunder.

              (iv) Deliver the Title Policy issued by Title Company to
    Purchaser.

         (d) Real Estate Reporting Person. Escrow Company is designated the "real estate reporting person" for purposes of section 6045 of title 26 of the United States Code and Treasury Regulation 1.6045-4 and any instructions or settlement statement prepared by Escrow Company shall so provide. Upon the consummation of the transaction contemplated by this Agreement, Escrow Company shall file Form 1099 information return and send the statement to Seller as required under the aforementioned statute and regulation.

         20.  MISCELLANEOUS.
              ------------

         (a)This Agreement is executed and delivered by Stanton Zarrow and Joseph Markling (the "Trustees") not personally but solely as trustees under and pursuant to that certain Declaration of Trust of TCW Realty Fund IV Pennsylvania Trust dated as of May 10, 1991, amended. Notwithstanding anything to the contrary set forth herein, it is expressly understood and agreed by and between the parties hereto (i) that each of the covenants, undertakings, obligations, representations, warranties and agreements herein made on the part of Trustees, while in form purporting to be the covenants, undertakings, obligations, representations, warranties and agreements of Trustees, are nevertheless each and every one of them made and intended not as personal covenants, undertakings, obligations, representations, warranties and agreements of Trustees for the purpose or with the intent of binding Trustees personally, but are instead made and intended for the purpose of binding only the assets of TCW Realty Fund IV Pennsylvania Trust; (ii) that no personal liability or personal responsibility is assumed or shall at any time be asserted or enforceable against Trustees on account of this Agreement or on account of any covenants, undertakings, obligations, representations, warranties agreements contained in this Agreement, either express or implied, all such personal liability or personal responsibility (if any) being expressly waived and released; and (iii) Purchaser agrees to look solely to the assets of TCW Realty Fund IV Pennsylvania Trust for the enforcement of any claims against Trustees arising pursuant to this Agreement.

         (b) Each individual and entity executing this Agreement represents and warrants that he, she or it has the capacity set forth on the signature pages hereof with full power and authority to bind the party on whose behalf he, she or it is executing this Agreement to the terms hereof.

         (c) This Agreement is the entire Agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, whether oral or written, between the parties with respect to the matters contained in this Agreement. Any waiver, modification, consent or acquiescence with respect to any provision of this Agreement shall be set forth in writing and duly executed by or in behalf of the party to be bound thereby. No waiver by any party of any breach hereunder shall be deemed a waiver of any other or subsequent breach.

         (d) This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Agreement attached thereto.

         (e) Time is of the essence in the performance of and compliance with each of the provisions and conditions of this Agreement.

         (f) Any communication, notice or demand of any kind whatsoever which either party may be required or may desire to give to or serve upon the other shall be in writing and delivered by personal service (including express or courier service), by electronic communication, whether by telex, telegram or telecopy (if confirmed in writing sent by registered or certified mail, postage prepaid, return receipt requested), or by overnight courier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

         Purchaser:          Brandywine Realty Trust
                             16 Campus Boulevard, Suite 150
                             Newton Square, Pennsylvania 19073
                             Attention:     Gerard H. Sweeney &
                                            Brad Molotsky, Esq.
                             Telephone:     (610) 325-5600
                             Telecopy:      (610) 325-5622

         With a copy to:     Pepper, Hamilton & Scheetz
                             3000 Two Logan Square
                             Eighteenth and Arch Streets
                             Philadelphia, PA 19103-2799
                             Attention:     Eric Stern, Esq.
                             Telephone:     (215) 981-4475
                             Telecopy:      (215) 981-4750

         Seller:             TCW Realty Fund IV Pennsylvania Trust
                             c/o Westmark Realty Advisors L.L.C.
                             865 South Figueroa Street
                             Suite 3500
                             Los Angeles, California 90017-2543
                             Attention:     Joseph Markling & Kevin Corbett,
                                            Esq.
                             Telephone:     (213) 683-4200
                             Telecopy:      (213) 683-4201

                             TCW Realty Fund IV Pennsylvania Trust
                             c/o Westmark Realty Advisors L.L.C.
                             140 East 45th Street
                             40th Floor
                             New York, New York 10017
                             Attention:     Pamela Muller
                             Telephone:     (212) 986-7404
                             Telecopy:      (212) 983-1954

         With a copy to:     Mayer, Brown & Platt
                             350 South Grand Avenue
                             25th Floor
                             Los Angeles, California 90071-1503
                             Attention:     Brian Aronson, Esq.
                             Telephone:     (213) 229-5151
                             Telecopy:      (213) 625-0248

         Escrow Company:     Commonwealth Land Title Company
                             1700 Market Street
                             Philadelphia, Pennsylvania 19073
                             Attention:     M. Gordon Daniels
                             Telephone:     (215) 241-1081
                             Telecopy:      (215) 241-1641

         Title Company:      Commonwealth Land Title Company
                             888 West Sixth Street
                             Los Angeles, California 90017
                             Attention:     Mr. Donald Hallman
                             Telephone:     (213) 627-7070, ext. 106
                             Telecopy:      (213) 627-8722

    With a copy to:          Commonwealth Land Title Company
                             1700 Market Street
                             Philadelphia, Pennsylvania 19073
                             Attention:     M. Gordon Daniels
                             Telephone:     (215) 241-1081
                             Telecopy:      (215) 241-1641

    Any party may change its address for notice by written notice given to the other in the manner provided in this Section. Any such communication, notice or demand shall be deemed to have been duly given or served on the date personally served, if by personal service, on the date of confirmed dispatch, if by electronic communication, or three (3) days after being placed in the U.S. Mail, if mailed.

         (g) The parties agree to execute such instructions to Escrow Company and Title Company and such other instruments and to do such further acts as may be reasonably necessary to carry out the provisions of this Agreement.

         (h) The making, execution and delivery of this Agreement by the parties hereto has been induced by no representations, statements, warranties or agreements other than those expressly set forth herein.

         (i) Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be valid under applicable law, but, if any provision of this Agreement shall be invalid or prohibited thereunder, such invalidity or prohibition shall be construed as if such invalid or prohibited provision had not been inserted herein and shall not affect the remainder of such provision or the remaining provisions of this Agreement.

         (j) The language in all parts of this Agreement shall be in all cases construed simply according to its fair meaning and not strictly for or against any of the parties hereto. Section headings of this Agreement are solely for convenience of reference and shall not govern the interpretation of any of the provisions of this Agreement. References to "Sections" are to Sections of this Agreement, unless otherwise specifically provided.

         (k) This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

         (l) If any action is brought by either party against the other party, relating to or arising out of this Agreement, the transaction described herein or the enforcement hereof, the prevailing party shall be entitled to recover from the other party reasonable attorneys' fees, costs and expenses incurred in connection with the prosecution or defense of such action. For purposes of this Agreement, the term "attorneys' fees" or "attorneys' fees and costs" shall mean the fees and expenses of counsel to the parties hereto, which may include printing, photostating, duplicating and other expenses, air freight charges, and fees billed for law clerks, paralegals and other persons not admitted to the bar but performing services under the supervision of an attorney, and the costs and fees incurred in connection with the enforcement or collection of any judgment obtained in any such proceeding. The provisions of this Section 20(l) shall survive the entry of any judgment, and shall not merge, or be deemed to have merged, into any judgment.

         (m) This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and to their respective transferees, successors, and assigns. Neither this Agreement nor any of the rights or obligations of Seller or Purchaser hereunder shall be transferred or assigned by Seller or Purchaser without the prior written consent of the non-assigning party; provided, that, after written notice to Seller, Purchaser may assign its rights under this Agreement to Brandywine Operating Partnership, L.P. (an "Approved Designee"), provided, however, in no event shall Purchaser be released from any liability hereunder as a result of such assignment.

         (n) Exhibits A through M, inclusive, and Annex I attached hereto are incorporated herein by reference.

         (o) Notwithstanding anything to the contrary contained herein, this Agreement shall not be deemed or construed to make the parties hereto partners or joint venturers, or to render either party liable for any of the debts or obligations of the other, it being the intention of the parties to merely create the relationship of Seller and Purchaser with respect to the Property to be conveyed as contemplated hereby.

         (p) This Agreement shall not be recorded or filed in the public land or other public records of any jurisdiction by either party and any attempt to do so may be treated by the other party as a breach of this Agreement.

         (q) Each party agrees that, except as otherwise set forth in this Agreement or provided by law or unless compelled by an order of a court, it shall keep the contents of this Agreement and any information related to the transaction contemplated hereby confidential (except that Purchaser may disclose such matters in accordance with the provisions of Section 8 above) and further agrees to refrain from generating or participating in any publicity statement, press release, or other public notice regarding this transaction without the prior written consent of the other party unless required under applicable law or by a court order. The provisions of this
    Section 20(q) shall survive the Closing or any termination of this Agreement and shall not be merged into any instrument or conveyance delivered at the Closing.

         (r) Seller and Purchaser agree that it is their specific intent that no broker shall be a party to or a third party beneficiary of this Agreement or the escrow; and further that the consent of a broker shall not be necessary to any agreement, amendment, or document with respect to the transaction contemplated by this Agreement.


         (s) If any of the dates specified in this Agreement shall fall on a Saturday, a Sunday, or a holiday, then the date of such action shall be deemed to be extended to the next business day.

         (t) At Purchaser's request, upon prior arrangement with Seller, at any time during reasonable business hours within six (6) months after the Closing, Seller shall, at Purchaser's expense, provide to Purchaser's designated independent auditor, access to the books and records of the Property, regarding the period for which Purchaser is required by applicable rules or regulations of the Securities Exchange Commission to have audited financial statements prepared with respect to the Property, to the extent that such books, records and related information are in the Seller's possession or control and relate to the period during which Seller held title to the Property; provided however, such books and records shall not include Seller's internal appraisals and economic evaluations of the Property and reports regarding the Property prepared by Seller, Westmark Realty Advisors L.L.C. and/or TCW Realty Advisors solely for internal use or for the information of the investors in Seller, and Seller shall not be deemed to make any representations or warranties of any kind regarding the accuracy or thoroughness of such books and records.

         (u) No recourse shall be had for any obligation of Brandywine Realty Trust under this Agreement or under any document executed in connection herewith or pursuant thereto, or for any claim based thereon or otherwise in respect thereof, against any past, present or future trustee, shareholder, officer or employee of Brandywine Realty Trust, whether by virtue of any statute or rule of law, or by enforcement of any assessment or penalty or otherwise, all such liability being expressly waived and released by the Seller and all parties claiming by, through or under Seller.

         (v) Seller shall indemnify, defend and save and hold harmless Purchaser from any actual loss, cost, liability or expense (including, without limitation, reasonable counsel fees) incurred, paid or suffered by Purchaser arising out of or by reason of any claim made against Purchaser or the Property by the Pennsylvania Department of Revenue or by any other state taxing or employment authorities asserting any claims or possible claims against Seller for unpaid taxes, penalties, interest or court costs due the Commonwealth of Pennsylvania or its political subdivisions by Seller. The preceding sentence shall only apply to claims and/or matters relating to the period prior to the Closing. Section 20(v) shall specifically survive the Closing hereunder and Seller's obligations under this Section 20(v) shall not be limited by any other limitation of Seller's liability hereunder.

                              [SIGNATURES ON NEXT PAGE]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

SELLER:       TCW REALTY FUND IV PENNSYLVANIA TRUST,
              a Pennsylvania business trust

              By:/s/ Joseph Markling
                 -------------------
                 Joseph Markling
                 not individually but solely as trustee
                 under Declaration of Trust dated
                 as of 5/10/91, as amended


              By:/s/ Stanton Zarrow
                 ------------------
                 Stanton Zarrow
                 not individually but solely as trustee
                 under Declaration of Trust dated
                 as of 5/10/91, as amended


PURCHASER:    BRANDYWINE REALTY TRUST,
              a Maryland real estate investment


              By:/s/ Gerard H. Sweeney
                 ---------------------
                 Name: Gerard H. Sweeney
                 Its:  President & CEO